UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 27, 2010 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11616 (Commission File Number)	16-1427135 (I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)	06901 (Zip Code)

(203) 975-6320
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On January 27, 2010, Scot H. Parnell, the Chief Financial Officer of The Student Loan Corporation (the Company) since February 2008, announced his intention to resign from his position in order to accept an opportunity outside of the Company. His resignation as Chief Financial Officer will be effective February 12, 2010.

(c)
On January 28, 2010, the Company appointed Joseph P. Guage, 41, to the position of interim Chief Financial Officer effective February 12, 2010.  Mr. Guage has been the Company’s Controller and Chief Accounting Officer since August 2007. From May 2006 to August 2007, he held the position of Assistant Controller with primary responsibility for Corporate Reporting and Accounting Policy. Prior to joining The Student Loan Corporation, Mr. Guage spent six years at the Eastman Kodak Company where he held various financial and controllership positions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: January 29, 2010

By: /s/ Michael J. Reardon
Name: Michael J. Reardon
Title: Chief Executive Officer